UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2004

NOCOPI TECHNOLOGIES, INC.
(Exact name of issuer as specified in charter)

MARYLAND	0-20333	87-0406496
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9C Portland Road, West Conshohocken
Pennsylvania 19428
(Address of principal executive offices)

(610) 834-9600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.      Entry into a Material Definitive Agreement.

Effective September 10, 2004, Nocopi Technologies, Inc. entered into an Agreement of Terms with Entrevest I Associates pursuant to which, as consideration for the release of certain stock option rights to purchase up to 40,000,000 shares of the Company’s common stock and the release of the right to designate a member to the board of directors, the Company will issue 1,250,000 shares of restricted common stock in the Company to Entrevest pursuant to a valid private placement. Entrevest I Associates currently owns 3,333,333 shares of common stock of the Company. Also as part of the Agreement, Michael Solomon has resigned from the Board of Directors.

     We have attached to this Form 8-K (and incorporate herein by reference) a copy of the Agreement of Terms with Entrevest I Associates.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.
Date: September 16, 2004	By:	/s/ Rudolph A. Lutterschmidt Rudolph A. Lutterschmidt Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Terms, dated September 10, 2004, by and between Nocopi Technologies, Inc. and Entrevest.